EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated April 14, 2008, of our audits of the financial statements of New Green Technologies, Inc. (fka Renewable Energy Resources Inc.) for the years ended December 31, 2007 and 2006.

/s/ Baumann, Raymondo & Company PA

Tampa, Florida
July 21, 2008